UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2026

Aether Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42595	35-2818803
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Charlton Street, Unit RET B

New York, New York 10014

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 726-8898

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On August 5, 2026, Aether Holdings, Inc. (the “Company”), Aether Compute LLC, a Delaware limited liability company (“Aether Compute”), Noviant Inc., a New York corporation (“Noviant”), and Kevin Wang, Jin Yi Wang, James L. Mo and Enbo B. Zeng (collectively, the “Sellers”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Aether Compute agreed to purchase from the Sellers equity interests representing 60% of the fully diluted equity interests of Noviant immediately following the closing of the transaction (the “Acquisition”), and the Company agreed to provide the consideration for the Acquisition on behalf of Aether Compute.

Except for the Stock Purchase Agreement and the related transaction documents described below, the Company is not aware of any material relationship between the Company or its affiliates, on the one hand, and Noviant or any Seller, on the other hand.

Purchase Price and Closing

The aggregate transaction value was $3.6 million, consisting of restricted shares of the Company’s common stock having a stated aggregate value of approximately $2.7 million (the “Transaction Shares”) and $900,000 of aggregate cash funding, of which $50,000 was deposited into a segregated support account pursuant to the transaction documents.

The Sellers are required to cause Noviant to have closing working capital at least equal to Noviant’s average month-end working capital for the 12 full calendar months ending on the last day of the calendar month immediately preceding the closing date. If estimated closing working capital is below that target, Aether Compute may reduce the cash consideration at closing on a dollar-for-dollar basis, without limiting its right to recover any additional working-capital shortfall after closing.

The Stock Purchase Agreement includes customary representations, warranties, covenants, closing conditions and termination rights, as well as indemnification provisions that include a $25,000 deductible basket for certain claims, specified caps and survival periods, and separate treatment for fundamental, tax, intellectual-property, capitalization, fraud and willful-misconduct claims.

The Stock Purchase Agreement provided that the closing was subject to satisfaction or waiver of specified conditions, including delivery of audited Noviant financial statements and related audit support; satisfactory completion of legal, financial, accounting, tax, technology, intellectual-property, data-privacy, cybersecurity, employment, commercial and operational diligence; confirmation of Noviant’s capitalization and title to the acquired equity interests; assignment to Noviant of Company-related intellectual property and other assets; execution of the ancillary agreements; receipt of required approvals and consents; and satisfaction of applicable SEC and Nasdaq requirements.

Lock-Up and Leak-Out Agreements

In connection with the closing, each Seller entered into a lock-up and leak-out agreement with the Company and Aether Compute. Fifty percent of each Seller’s Transaction Shares are subject to a six-month lock-up, and the remaining 50% are subject to a two-year lock-up, in each case measured from the closing date and subject to limited permitted transfers. During the applicable lock-up period, the Seller may not sell, transfer, pledge, lend, hedge, short or otherwise transfer the economic or voting risk of the applicable Transaction Shares. Following expiration of the applicable lock-up period, any sale remains subject to applicable securities laws, Rule 144, the Company’s insider-trading policy, trading windows, pre-clearance procedures, volume and manner-of-sale requirements, broker instructions and applicable leak-out limitations. The Sellers do not receive registration rights with respect to the Transaction Shares.

Post-Closing Governance and Ancillary Agreements

At the closing, Noviant, Aether Compute, the Company solely for specified provisions, and Kevin Wang, Jin Yi Wang and Enbo B. Zeng entered into a shareholders’ agreement governing Noviant following the Acquisition. The shareholders’ agreement provides for a three-member Noviant board of directors, with Aether Compute entitled to designate two directors and the continuing founders, acting by majority of their retained shares, entitled to designate one director subject to Aether Compute’s approval, not to be unreasonably withheld, conditioned or delayed. The shareholders’ agreement also includes reserved-matter approval rights, cash-management and internal-control protections, information and audit rights, transfer restrictions, a right of first refusal, drag-along provisions, confidentiality obligations and public-company compliance protections.

Each Seller also entered into an intellectual property assignment agreement under which the Seller assigned to Noviant all rights owned by the Seller in intellectual property, technology, software, data, models, accounts, credentials, documentation and other assets relating to Noviant and its business. Certain continuing founders entered into employment and restrictive covenant agreements with Noviant, with Aether Compute and the Company having specified third-party-beneficiary and enforcement rights. Those agreements include confidentiality, invention-assignment, return-of-property, public-company-compliance, cooperation, non-solicitation and sale-of-business restrictive covenants.

Kevin Wang and Enbo B. Zeng entered into employment and restrictive covenant agreements with Noviant, and Jin Yi Wang and James L. Mo entered into restrictive covenant and confidentiality agreements.

The foregoing descriptions of the Stock Purchase Agreement, the lock-up and leak-out agreements, the intellectual property assignment agreement, the shareholders’ agreement, the employment and restrictive covenant agreements and restrictive covenant and confidentiality agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Stock Purchase Agreement and the forms of the applicable ancillary agreements, copies of which are filed as Exhibits 2.1 and 10.1 through 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Streeterville Financing

On August 5, 2026, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Lender”), pursuant to which the Company issued and sold to the Lender a secured promissory note in the original principal amount of $1,620,000 (the “Streeterville Note”). The Streeterville Note carries an original issue discount of $120,000, which is included in its original principal amount. Accordingly, the purchase price paid by the Lender for the Streeterville Note was $1,500,000.

The Streeterville Note matures 18 months after the date on which the purchase price is delivered to the Company and bears interest on the outstanding balance at a rate of 8% per annum, compounded daily on the basis of a 360-day year consisting of twelve 30-day months. The Company may prepay the Streeterville Note in full at any time by paying 110% of the outstanding balance. If the Streeterville Note remains outstanding on the six-month anniversary of the purchase price date, a one-time monitoring fee will be added to the outstanding balance, subject to the forgiveness provisions set forth in the Streeterville Note.

Beginning on the six-month anniversary of the purchase price date, the Lender may redeem up to $125,000 of the outstanding balance per calendar month. Upon the occurrence of a Limited Redemption Event, as defined in the Streeterville Note, the Lender may also exercise limited redemptions up to the Maximum Limited Redemption Amount, as defined in the Streeterville Note. Each redemption amount is payable in cash within three trading days after the applicable redemption notice.

The Company’s obligations under the Streeterville Note and the other related transaction documents are secured by (i) the first-position security interest in substantially all of the Company’s assets granted under the Security Agreement, dated May 13, 2026, between the Company and the Lender (the “Security Agreement”), (ii) a security interest in the Company’s intellectual property under an Intellectual Property Security Agreement (the “IP Security Agreement”) and (iii) a guaranty (the “Guaranty”) by Sundial Capital Research Inc., Alpha Edge Media Inc., Aether Grid Inc., Aether Labs, Inc., 537 Greenwich LLC and Aether Compute LLC (collectively, the “Guarantors”). The Guaranty covers the Company’s obligations under both the Streeterville Note and the secured promissory note in the original principal amount of $3,240,000 issued to the Lender on May 13, 2026.

The Note Purchase Agreement requires the Company, among other matters, to maintain its Exchange Act reporting status and the listing or quotation of its common stock on Nasdaq, the New York Stock Exchange or NYSE American. Without the Lender’s prior written consent, the Company generally may not make a Restricted Issuance, as defined in the Note Purchase Agreement, grant additional liens on its assets, sell, transfer or issue equity or voting rights in its subsidiaries, or permit its subsidiaries to incur debt other than in the ordinary course of business. The Note Purchase Agreement also restricts the Company from entering into agreements that would prohibit or limit certain variable-rate transactions or issuances of securities to the Lender or its affiliates.

So long as the Streeterville Note remains outstanding, the Note Purchase Agreement includes a most-favored-nation provision under which specified more favorable economic terms granted to a future holder of Company debt may, at the Lender’s election, be incorporated into the Streeterville transaction documents. The Note Purchase Agreement provides specified exceptions to certain covenant restrictions, including exceptions for current or future at-the-market facilities, certain fixed-price primary offerings, a commercial mortgage on the Company’s New York property subject to a $2,000,000 limit and a working capital line of credit subject to a $1,000,000 limit, in each case as further described in the Note Purchase Agreement.

Upon the occurrence of certain trigger events under the Streeterville Note, the Lender may increase the outstanding balance by applying a 15% trigger effect for each major trigger event or a 5% trigger effect for each minor trigger event, in each case subject to the limitations set forth in the Streeterville Note. Trigger events include, among other matters, payment defaults; specified bankruptcy and insolvency events; entry into or consummation of certain fundamental transactions without repayment of the Streeterville Note in full; breaches of specified covenants or other material obligations under the transaction documents; materially false or misleading representations; certain reverse stock splits; certain money judgments in excess of $500,000; and certain breaches of other agreements with the Lender or its affiliates.

If a trigger event is not cured within the applicable five-trading-day cure period, or automatically upon the occurrence of specified insolvency-related trigger events, the Streeterville Note may become immediately due and payable at the Mandatory Default Amount, as defined in the Streeterville Note, and default interest may accrue at 15% per annum. The transaction documents contain arbitration provisions governed by Utah law and provide the Lender with specified equitable remedies, including injunctive relief and specific performance, in certain circumstances.

The foregoing descriptions of the Streeterville Note, the Note Purchase Agreement, the Security Agreement, the IP Security Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of such documents. The Streeterville Note, the Note Purchase Agreement, the IP Security Agreement and the Guaranty are filed as Exhibits 4.1, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The Security Agreement was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2026 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Note Purchase Agreement, the Security Agreement, the IP Security Agreement and the Guaranty were made only for purposes of those agreements, were made as of specified dates and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties. Accordingly, those agreements are incorporated herein by reference only to provide investors with information regarding their terms and not to provide investors with any other factual information regarding the Company or its subsidiaries.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 7, 2026, the parties completed the Acquisition in accordance with the Stock Purchase Agreement. At the closing, Aether Compute acquired 60% of Noviant’s fully diluted equity interests, and the Company, on behalf of Aether Compute, paid $900,000 in cash and agreed to issue an aggregate of 686,823 Transaction Shares.

Following the closing, Aether Compute owns 60% of Noviant and the continuing founders collectively own the remaining 40%, consisting of 20% held by Kevin Wang, 10% held by Jin Yi Wang and 10% held by Enbo B. Zeng. As a result of the Acquisition, Noviant became a majority-owned subsidiary of Aether Compute and an indirect majority-owned subsidiary of the Company.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the subheading “Streeterville Financing” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

At the closing of the Acquisition, the Company sold and agreed to issue an aggregate of 686,823 Transaction Shares to the Sellers as partial consideration for the acquired equity interests. The Transaction Shares had a stated aggregate value of approximately $2.7 million, determined using the VWAP, as defined in the Stock Purchase Agreement. No underwriter, placement agent or broker received any underwriting discount, placement fee or selling commission in connection with the issuance.

The Transaction Shares were offered and issued in a privately negotiated transaction in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. In connection with the issuance, each Seller represented, among other matters, that the Seller was acquiring the Transaction Shares for investment and not with a view to distribution, was an accredited investor or otherwise qualified for the exemption relied upon, had sufficient knowledge and access to information to evaluate the investment, and had not been solicited through general solicitation or general advertising. The Transaction Shares constitute restricted securities within the meaning of Rule 144 under the Securities Act and are subject to restrictive legends, stop-transfer instructions, the lock-up and leak-out agreements and the Company’s insider-trading policy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Stock Purchase Agreement, effective as of August 5, 2026, by and among Aether Compute LLC, Aether Holdings, Inc., Noviant Inc., Kevin Wang, Jin Yi Wang, James L. Mo and Enbo B. Zeng.
4.1	Secured Promissory Note, dated August 5, 2026, issued by Aether Holdings, Inc. to Streeterville Capital, LLC.
10.1	Form of Lock-Up and Leak-Out Agreement.
10.2*	Intellectual Property Assignment Agreement, dated as of August 7, 2026.
10.3	Shareholders’ Agreement.
10.4*	Form of Employment and Restrictive Covenant Agreement.
10.5*	Form of Restrictive Covenant and Confidentiality Agreement.
10.6*	Note Purchase Agreement, dated August 5, 2026, by and between Aether Holdings, Inc. and Streeterville Capital, LLC.
10.7*	Intellectual Property Security Agreement, dated August 5, 2026, made by Aether Holdings, Inc. in favor of Streeterville Capital, LLC.
10.8*	Guaranty, dated August 5, 2026, by the guarantors named therein in favor of Streeterville Capital, LLC.
10.9	Security Agreement, dated May 13, 2026, by and between Aether Holdings, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 19, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to the Stock Purchase Agreement and the Note Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2026	Aether Holdings, Inc.

	By:	/s/ Nicolas Lin
Nicolas Lin
Chief Executive Officer